Exhibit 10.1

BOSTON PRIVATE FINANCIAL HOLDINGS, INC.
2001 EMPLOYEE STOCK PURCHASE PLAN
(As Amended and Restated as of July 24, 2019)

The purpose of the Boston Private Financial Holdings, Inc. 2001 Employee Stock Purchase Plan, as amended and restated herein (the “Plan”), is to provide eligible employees of Boston Private Financial Holdings, Inc. (“the Company”) and certain of its subsidiaries with opportunities to purchase shares of the Company’s common stock, par value $1.00 per share (the “Common Stock”). Two million seven hundred thousand (2,700,000) shares of Common Stock in the aggregate have been approved and reserved for this purpose. The Plan is intended to constitute an “employee stock purchase plan” within the meaning of Section 423(b) of the Internal Revenue Code of 1986, as amended (the “Code”), and shall be interpreted in accordance with that intent.

1.     Administration. The Plan will be administered by the person or persons (the “Administrator”) appointed by the Company’s Board of Directors (the “Board”) for such purpose. The Administrator has authority at any time to: (i) prescribe, adopt, alter and repeal such rules, guidelines and practices for the administration of the Plan and for its own acts and proceedings as it shall deem advisable; (ii) interpret the terms and provisions of the Plan; (iii) make all determinations it deems advisable for the administration of the Plan; (iv) decide all disputes arising in connection with the Plan; and (v) otherwise supervise the administration of the Plan. All interpretations and decisions of the Administrator shall be final and conclusive. No member of the Board or individual exercising administrative authority with respect to the Plan shall be liable for any action or determination made in good faith with respect to the Plan or any option granted hereunder.

2.     Offerings. The Company will make one or more offerings to eligible employees to purchase Common Stock under the Plan (“Offerings”). Unless otherwise determined by the Administrator, the next Offering will begin on the first business day on or after January 1, 2020 and will end on the last business day on or before June 30, 2020. Thereafter, unless otherwise determined by the Administrator, an Offering will begin on the first business day occurring on or after each January 1 and July 1 and will end on the last business day occurring on or before the following June 30 and December 31, respectively. The Administrator may, in its discretion, designate a different period for any Offering, provided that no Offering shall exceed six months in duration or overlap any other Offering.

3.     Eligibility. All employees of the Company (including employees who are also directors of the Company) and all employees of each Designated Subsidiary (as defined in Section 11) are eligible to participate in any one or more of the Offerings under the Plan, provided that as of the first day of the applicable Offering (the “Offering Date”) they are customarily employed by the Company or a Designated Subsidiary for more than 20 hours a week.

4.     Participation. An employee eligible on any Offering Date may participate in such Offering by submitting an enrollment form to the Company in such manner prescribed by the Administrator at least 15 business days before the relevant Offering Date (or by such other deadline as shall be established by the Administrator for the Offering). The form will (a) state a whole percentage to be deducted from the employee’s Compensation (as defined in Section 11) per pay period, (b) authorize the purchase of Common Stock for the employee in each Offering in accordance with the terms of the Plan and (c) specify the exact name or names in which shares of Common Stock purchased for the employee are to be issued pursuant to Section 10. An employee who does not enroll in accordance with these procedures will be deemed to have waived the employee’s right to participate. Unless an employee files a new enrollment form or withdraws from the Plan, the employee’s deductions and purchases will continue at the same percentage of Compensation for future Offerings, provided the employee remains eligible. Notwithstanding the foregoing, participation in the Plan will neither be permitted nor be denied contrary to the requirements of the Code.

5.     Employee Contributions. Each eligible employee may authorize payroll deductions at a minimum of one percent (1%) up to a maximum of fifteen percent (15%) of the employee’s Compensation for each pay period. The Company will maintain book accounts showing the amount of payroll deductions made by each participating employee for each Offering. No interest will accrue or be paid on payroll deductions.

6.     Deduction Changes. Except as may be determined by the Administrator in advance of an Offering, an employee may not increase or decrease the employee’s payroll deduction during any Offering, but may increase or decrease the employee’s payroll deduction with respect to the next Offering (subject to the limitations of Section 5) by filing a new enrollment form at least 15 business days before the next Offering Date (or by such other deadline as shall be established by the

Administrator for the relevant Offering). The Administrator may, in advance of any Offering, establish rules permitting an employee to increase, decrease or terminate the employee’s payroll deduction during an Offering.

7.     Withdrawal. An employee may withdraw from participation in the Plan by delivering a written notice of withdrawal to the Company. The employee’s withdrawal will be effective as of the next business day. Following an employee’s withdrawal, the Company will promptly refund to the employee his or her entire account balance under the Plan (after payment for any Common Stock purchased before the effective date of withdrawal). Partial withdrawals are not permitted. The employee may not begin participation again during the remainder of the Offering, but may enroll in a subsequent Offering in accordance with Section 4.

8.     Grant of Options. On each Offering Date, the Company will grant to each eligible employee who is then a participant in the Plan an option (“Option”) to purchase on the last day of such Offering (the “Exercise Date”), at the Option Price hereinafter provided for, a number of shares of Common Stock equal to the lesser of (a) a number of shares of Common Stock determined by dividing such employee’s accumulated payroll deductions on such Exercise Date by the lower of (i) 85% of the Fair Market Value of the Common Stock on the Offering Date, or (ii) 85% of the Fair Market Value of the Common Stock on the Exercise Date, or (b) 10,000 shares of Common Stock (or such other maximum number of shares as shall have been established by the Administrator in advance of the Offering); provided, however, that such Option shall be subject to the limitations set forth below. Each employee’s Option shall be exercisable only to the extent of such employee’s accumulated payroll deductions on the Exercise Date. The purchase price for each share purchased under each Option (the “Option Price”) will be 85% of the Fair Market Value of the Common Stock on the Offering Date or the Exercise Date, whichever is less.

Notwithstanding the foregoing, no employee may be granted an option hereunder if such employee, immediately after the option was granted, would be treated as owning stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or any Parent or Subsidiary (as defined in Section 11). For purposes of the preceding sentence, the attribution rules of Section 424(d) of the Code shall apply in determining the stock ownership of an employee, and all stock which the employee has a contractual right to purchase shall be treated as stock owned by the employee. In addition, no employee may be granted an Option which permits the employee’s rights to purchase stock under the Plan, and any other employee stock purchase plan of the Company and its Parents and Subsidiaries, to accrue at a rate which exceeds $25,000 of the fair market value of such stock (determined on the option grant date or dates) for each calendar year in which the Option is outstanding at any time. The purpose of the limitation in the preceding sentence is to comply with Section 423(b)(8) of the Code and shall be applied taking Options into account in the order in which they were granted.

9.     Exercise of Option and Purchase of Shares; Holding Period for the Shares. Each employee who continues to be a participant in the Plan on the Exercise Date shall be deemed to have exercised the employee’s Option on such date and shall acquire from the Company such number of shares of Common Stock reserved for the purpose of the Plan as the employee’s accumulated payroll deductions on such date will purchase at the Option Price, subject to any other limitations contained in the Plan. Any amount remaining in an employee’s account at the end of an Offering will be refunded to the employee promptly.

Unless otherwise determined by the Administrator in the case of an employee’s hardship, employees are required to hold shares of Common Stock acquired under the Plan after January 1, 2020 for the one-year period after the Exercise Date of such shares (the “Holding Period”). During the Holding Period, an employee may not sell or transfer shares of Common Stock acquired under the Plan without the prior written consent of the Administrator. The Holding Period shall continue to be applicable even if the employee’s employment with the Company or a Designated Subsidiary terminates, unless such termination is due to the employee’s death or disability, as determined by the Administrator.

10.     Issuance of Certificates. In accordance with any rules established by the Administrator, certificates or registration in book entry form or electronic delivery to the Depository Trust Company representing shares of Common Stock purchased under the Plan may be issued only in the name of the employee, or at the discretion of the Administrator, in the name of the employee and another person of legal age as joint tenants with rights of survivorship, or in the name of a broker or nominee authorized by the employee to be the employee’s, or their, nominee for such purpose.

11.     Definitions. The term “Compensation means” the amount of base pay, prior to salary reduction pursuant to Sections 125, 132(f) or 401(k) of the Code, but excluding overtime, incentive or bonus awards, allowances and reimbursements for expenses such as relocation allowances or travel expenses, income or gains on the exercise of Company stock options, and similar items. The term “Compensation” also includes commissions.

The term “Designated Subsidiary” means any present or future Subsidiary (as defined below) that has been designated by the Board to participate in the Plan. The Board may so designate any Subsidiary, or revoke any such designation, at any time and from time to time, either before or after the Plan is approved by the stockholders.

The term “Fair Market Value of the Common Stock” on any given date means the fair market value of the Common Stock determined in good faith by the Administrator; provided, however, that if the Common Stock is admitted to quotation on the National Association of Securities Dealers Automated Quotation System (“NASDAQ”), NASDAQ National System or another national securities exchange, the determination shall be made by reference to market quotations. If there are no market quotations for such date, the determination shall be made by reference to the last date preceding such date for which there are market quotations.

The term “Parent” means a “parent corporation” with respect to the Company, as defined in Section 424(e) of the Code.

The term “Subsidiary” means a “subsidiary corporation” with respect to the Company, as defined in Section 424(f) of the Code.

12.     Rights on Termination of Employment. If a participating employee’s employment terminates for any reason before the Exercise Date for any Offering, no payroll deduction will be taken from any pay due and owing to the employee and the balance in the employee’s account will be paid to the employee or, in the case of the employee’s death, to the employee’s designated beneficiary as if the employee had withdrawn from the Plan under Section 7. An employee will be deemed to have terminated employment, for this purpose, if the corporation that employs the employee, having been a Designated Subsidiary, ceases to be a Subsidiary, or if the employee is transferred to any corporation other than the Company or a Designated Subsidiary. An employee will not be deemed to have terminated employment, for this purpose, if the employee is on an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee’s right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Administrator otherwise provides in writing.

13.     Special Rules. Notwithstanding anything herein to the contrary, the Administrator may adopt special rules applicable to the employees of a particular Designated Subsidiary, whenever the Administrator determines that such rules are necessary or appropriate for the implementation of the Plan in a jurisdiction where such Designated Subsidiary has employees; provided that such rules are consistent with the requirements of Section 423(b) of the Code. Such special rules may include (by way of example, but not by way of limitation) the establishment of a method for employees of a given Designated Subsidiary to fund the purchase of shares other than by payroll deduction, if the payroll deduction method is prohibited by local law or is otherwise impracticable. Any special rules established pursuant to this Section 13 shall, to the extent possible, result in the employees subject to such rules having substantially the same rights as other participants in the Plan.

14.     Optionees Not Stockholders. Neither the granting of an Option to an employee nor the deductions from the employee’s pay shall constitute such employee a holder of the shares of Common Stock covered by an Option under the Plan until such shares have been purchased by and issued to the employee.

15.     Rights Not Transferable. Rights under the Plan are not transferable by a participating employee other than by will or the laws of descent and distribution, and are exercisable during the employee’s lifetime only by the employee. Any Option shall, unless determined by the Administrator, lapse forthwith if a participating employee purports to sell, assign, transfer, encumber or otherwise dispose of any Option, except in accordance with the express terms of the Plan or as may otherwise be permitted by the Administrator in its sole discretion.

16.     Application of Funds. All funds received or held by the Company under the Plan may be combined with other corporate funds and may be used for any corporate purpose.

17.     Adjustment in Case of Changes Affecting Common Stock. In the event of a subdivision of outstanding shares of Common Stock, or the payment of a dividend in Common Stock, the number of shares approved for the Plan, and the share limitation set forth in Section 8, shall be increased proportionately, and such other adjustment shall be made as may be deemed equitable by the Administrator. In the event of any other change affecting the Common Stock, such adjustment shall be made as may be deemed equitable by the Administrator to give proper effect to such event.

18.     Amendment of the Plan. The Board may at any time, and from time to time, amend the Plan in any respect, except that without the approval, within 12 months of such Board action, by the stockholders, no amendment shall be made increasing the number of shares approved for the Plan or making any other change that would require stockholder approval in order for the Plan, as amended, to qualify as an “employee stock purchase plan” under Section 423(b) of the Code.

19.     Insufficient Shares. If the total number of shares of Common Stock that would otherwise be purchased on any Exercise Date plus the number of shares purchased under previous Offerings under the Plan exceeds the maximum number of shares issuable under the Plan, the shares then available shall be apportioned among participants in proportion to the amount of payroll deductions accumulated on behalf of each participant that would otherwise be used to purchase Common Stock on such Exercise Date. If shares of Common Stock covered by an Option result in a number of shares of Common Stock that may be issued under the Plan being exceeded, such Option shall be void with respect to such excess shares of Common Stock and the Company shall have no liability therefor.

20.     Termination of the Plan. The Plan may be terminated at any time by the Board. Upon termination of the Plan, all amounts in the accounts of participating employees shall be promptly refunded.

21.     Governmental Regulations. The Company’s obligation to sell and deliver Common Stock under the Plan is subject to obtaining all governmental approvals required in connection with the authorization, issuance, or sale of such stock.

The Plan shall be governed by Massachusetts law except to the extent that such law is preempted by federal law.

22.     Issuance of Shares. Shares may be issued upon exercise of an Option from authorized but unissued Common Stock, from shares held in the treasury of the Company, or from any other proper source.

23.     Tax Withholding. Participation in the Plan is subject to any minimum required tax withholding on income of the participant in connection with the Plan. Each employee agrees, by entering the Plan, that the Company and its Subsidiaries shall have the right to deduct any such taxes from any payment of any kind otherwise due to the employee, including shares issuable under the Plan.

24.     Notification Upon Sale of Shares. Each employee agrees, by entering the Plan, to give the Company prompt notice of any disposition of shares purchased under the Plan where such disposition occurs within two years after the date of grant of the Option pursuant to which such shares were purchased.

25.     Employment and Other Rights. Neither the Plan nor any Option shall confer upon any participating employee any right with respect to continuing the Participant’s employment relationship with the Company or any Designated Subsidiary, nor shall they interfere in any way with the participating employee’s right or the right of the Company or any Designated Subsidiary to terminate such employment relationship at any time, with or without cause. The Plan shall not form part of any contract of employment between the Company or any Designated Subsidiary and any employee. Subject to Section 12, it shall be a condition of the Plan that, in the event of the termination of a participating employee’s status as an employee (for whatever reason), the employee shall not be entitled to any remuneration whatsoever by reason of any alteration or termination, thereon, of the employee’s rights or expectations under the Plan.

26.     Brokerage Account. At the Company’s election, the delivery of any shares of Common Stock to be issued under the Plan may occur through a transfer agent or brokerage account established for this purpose and the Company may require as a condition to participation in the Plan that each grantee establish an account with a brokerage firm selected by the Company.

27.     Trading Policy Restrictions. Option exercises under the Plan shall be subject to the Company’s insider trading policies and procedures, as in effect from time to time.

28.     Effective Date and Approval of Stockholders. This amended and restated Plan shall take effect on the date it is adopted by the Board.